Exhibit 10.5

FORUM ENERGY TECHNOLOGIES, INC.
2010 STOCK INCENTIVE PLAN

2012 NON‑EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT
This Restricted Stock Agreement (this “Agreement”) is made as of the __th day of August, 2012 (the “Date of Grant”), between Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and [Name of Director] (the “Director”).

1.
Award. Pursuant to the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”), as of the Date of Grant, [ Amount of shares] shares (the “Restricted Shares”) of the Company’s common stock, par value $.01 per share, shall be issued as hereinafter provided in the Director’s name subject to certain restrictions thereon. The Director acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.

2.
Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(a)    “Earned Shares” means the Restricted Shares after the lapse of the Forfeiture Restrictions without forfeiture.
(b)    “Forfeiture Restrictions” shall have the meaning specified in Section 3(a) hereof.
(c)    “Securities Act” means the Securities Act of 1933, as amended.
3.    Restricted Shares. The Director hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
(a)    Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of and in the event of termination of the Director’s service on the Board for any reason whatsoever, the Director shall, for no consideration, forfeit all unvested Restricted Shares. The obligation to forfeit and surrender Restricted Shares to the Company upon termination of service as provided in the preceding sentence is herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.
(b)    Lapse of Forfeiture Restrictions. Provided that the Director served continuously on the Board from the Date of Grant through [insert date---13 months following the Date of Grant], the Forfeiture Restrictions shall lapse. Notwithstanding the foregoing, if a Change in Control occurs and the Director has served continuously on the Board from the Date of Grant to the date upon which such Change in Control occurs, then the Forfeiture Restrictions shall lapse with respect to the Restricted Shares on the date upon which such Change in Control occurs.
(c)    Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in the Director’s name, pursuant to which the Director shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions and further provided that dividends that are paid other than in shares of the Company’s stock shall be paid no later than the end of the calendar year in which the dividend for such class of stock is paid to stockholders of such class or, if later, the 15th day of the third month following the date the dividend is paid to stockholders of such class of stock). Notwithstanding the foregoing, the Company may, in its discretion, elect to complete the delivery of the Restricted Shares by means of electronic, book-entry statement, rather than issuing physical share certificates. The Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. The certificate, if any, shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. At the Company’s request, the Director shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any agreement to which the Director is a party) in the name of the Director in exchange for the certificate evidencing the Restricted Shares or, as may be the case, the Company shall issue appropriate instructions to the transfer agent if the electronic, book-entry method is utilized.
(d)    Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates, if any, representing such stock, securities or other property shall be legended to show such restrictions.
4.    Status of Stock. The Director understands that at the time of the execution of this Agreement the sale of the Restricted Shares has not been registered under the Securities Act or any state securities law and that the Company does not currently intend to effect any such registration.

The Director agrees that the Restricted Shares and the Earned Shares when issued under this Agreement are being acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of (a) an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or (b) if requested by the Company, the delivery by the Director to the Company of a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws is available. The Director also agrees that the Restricted Shares and Earned Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.
In addition, the Director agrees that (a) the certificates, if any, representing the Restricted Shares and Earned Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares or Earned Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
5.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Director, such notices or communications shall be effectively delivered if hand delivered to the Director at the Director’s principal place of service or if sent by registered or certified mail to the Director at the last address the Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
6.    Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Director. The provisions of Section 4 shall survive the lapse of the Forfeiture Restrictions without forfeiture.
7.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both the Director and an authorized officer of the Company.
8.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all as of the date first above written.

FORUM ENERGY TECHNOLOGIES, INC.

By: _____________________________________
C. Christopher Gaut
Chairman & Chief Executive Officer

DIRECTOR

__________________________________________
[Name of Director]